Exhibit 99.2

Albemarle Announces Proposed Public Offering of Common Stock

CHARLOTTE, N.C. - Feb. 2, 2021 - Albemarle Corporation (NYSE: ALB), a leader in the global specialty chemicals industry, today announced that it has commenced an underwritten public offering of $1,300,000,000 of shares of its common stock. In connection with this offering, Albemarle expects to grant the underwriters a 30-day option to purchase up to $195,000,000 of additional shares at the public offering price, less the underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurances as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Albemarle intends to use the net proceeds of the offering primarily to fund growth capital expenditures, such as the construction and expansion of lithium operations in Australia, Chile and Silver Peak, Nevada, and opportunities in China. Albemarle also intends to use the net proceeds for debt repayment in the short term and other general corporate purposes.

J.P. Morgan is acting as lead book-running manager and representative of the underwriters of the offering. BofA Securities is also acting as a joint-book running manager. HSBC, Mizuho Securities, MUFG and SMBC Nikko are also acting as additional joint-book running managers.

The shares described above are being offered by Albemarle pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Albemarle with the Securities and Exchange Commission (SEC) and that became automatically effective on November 6, 2019. The offering will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus, which will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 (telephone: 866-803-9204), or by e-mail at prospectus-eq_fi@jpmorgan.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock or any other security, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Albemarle

Albemarle Corporation (NYSE: ALB), headquartered in Charlotte, N.C., is a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts. We think beyond business-as-usual to power the potential of companies in many of the world's largest and most critical industries, such as energy, electronics, and transportation. We actively pursue a sustainable approach to managing our diverse global footprint of world-class resources. In conjunction with our highly experienced and talented global teams, our deep-seated values, and our collaborative customer relationships, we create value-added and performance-based solutions that enable a safer and more sustainable future.

Media Contact: Hailey Quinn, +1 (980) 299-5640, Hailey.Quinn@albemarle.com
Investor Relations Contact: Meredith Bandy, +1 (980) 999-5168, Meredith.Bandy@albemarle.com

Forward-Looking Statements

Some of the information presented in this press release, including, without limitation, statements regarding the proposed public offering and the intended use of proceeds from the proposed offering and information related to product development, production capacity, committed volumes, market trends, pricing, expected growth, earnings and demand for our products, input costs, surcharges, tax rates, stock repurchases, dividends, cash flow generation, costs and cost synergies, capital projects, economic trends, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from the views expressed. Factors that could cause actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products or the end-user markets in which our products are sold; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; increases in the cost of raw materials and energy, and our ability to pass through such increases to our customers; changes in our markets in general; fluctuations in foreign currencies; changes in laws and government regulation impacting our operations or our products; the occurrence of regulatory actions, proceedings, claims or litigation; the occurrence of cyber-security breaches, terrorist attacks, industrial accidents, natural disasters or climate change; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest affecting the global economy, including adverse effects from terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings and changes in tax laws and rates; changes in monetary policies, inflation or interest rates that may impact our ability to raise capital or increase our cost of funds, impact the performance of our pension fund investments and increase our pension expense and funding obligations; volatility and uncertainties in the debt and equity markets; technology or intellectual property infringement, including cyber-security breaches, and other innovation risks; decisions we may make in the future; the ability to successfully execute, operate and integrate acquisitions and divestitures; uncertainties as to the duration and impact of the coronavirus (COVID-19) pandemic; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release. We assume no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.
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